UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 5, 2010

DAVITA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Wewatta Street

Denver, CO 80202

(Address of principal executive offices including Zip Code)

(303) 405-2100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4)

Item 8.01	Other Events

On October 5, 2010, DaVita Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Banc of America Securities LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale of $775,000,000 aggregate principal amount of its 6 3/8% Senior Notes due 2018 and $775,000,000 aggregate principal amount of its 6 5/8% Senior Notes due 2020. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, and customary closing conditions, indemnification rights and termination provisions. The offering is expected to close on October 20, 2010, subject to satisfaction of customary market and other closing conditions.

The offering is being conducted as a public offering pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-169690) under the Securities Act of 1933, as amended, and a related prospectus supplement filed with the Securities and Exchange Commission.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the complete terms and conditions of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

The press release announcing the pricing of the offering is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated October 5, 2010, between the Company and Banc of America Securities LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein

99.1	Press Release dated October 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: October 6, 2010	By:	/s/ Kim M. Rivera
Kim M. Rivera
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated October 5, 2010, between the Company and Banc of America Securities LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein

99.1	Press Release dated October 5, 2010

4